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                                                                 Exhibit (p) (1)

                          SAGE LIFE INVESTMENT TRUST

                                Code of Ethics

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     In order to ensure that personnel associated with Sage Life Investment
Trust (the "Trust") comply with requirements of Section 17(j) of the Investment Company Act of 1940, as amended (the "Act"), and of Rule 17j-1 thereunder, the Trust has adopted the Code of Ethics (the "Code") set forth below. Personnel associated with the Trust include, but are not limited to, persons employed by Sage Advisors, Inc. (the "Manager"); the sub-investment advisers to the Trust's portfolios (each a "Sub-adviser" and, together the "Sub-advisers"); and Sage Distributors, Inc. (the "Distributor").

     This Code of Ethics is based on the principles that (i) Access Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their personal transactions in securities in a manner which neither interferes with Trust portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's relationship to the Trust; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Trust ahead of the Access Person's own personal interests or the interests of others.

I.   Definitions
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(A)  "Access Person" means (1) any Trustee or officer of the Trust; (2) any director, officer or general partner of the Manager or any Sub-adviser; (3) any director or officer of the Distributor who in the ordinary course of his or her business makes, participates or obtains information regarding the purchase or sale of securities for the Trust; or (4) any Advisory Person (as such term is hereinafter defined).

(B) "Advisory Person" means (1) any employee of the Manager or any Sub-adviser or of any company in a control relationship to the Manager or any Sub-adviser, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security (as such term is hereinafter defined) by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Manager or any Sub-adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Security.

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(C)  A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(D) A Security is "being purchased or sold" by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

(E) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder from time to time in effect, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting over such Securities) or (iii) receives any benefits substantially equivalent to those of ownership.

(F) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(G) "Designated Supervisory Person" is the person appointed by vote of the Board of Trustees to act in such capacity.

(H) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

(I) "IPO" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issues of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(J) "Limited Offering" means an offering that is exempt from registration under the 1933 Act.

(K)  "Purchase or sale of a Security" includes, inter alia, the writing of an
                                                ----- ----
     option to purchase or sell a Security.

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(L)  "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, shares of registered open-end investment companies, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments, or such other securities as may be excepted under the provisions of Rule 17j-1 under the Act as in effect from time to time.

(M) "Security held or to be acquired" by the Trust means any Security which, within the most recent fifteen (15) days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or the Manager or a Sub-adviser for purchase by the Trust.

     A person who normally only assists in the preparation of public reports, or receives public reports but receives no information about current recommendations or trading, is neither an Advisory Person nor an Access Person. A single instance or infrequent, inadvertent instances of obtaining knowledge does not make one either then or for all times an Advisory Person. Under the definition of "Advisory Person" the phrase "makes...the purchase or sale" means someone who places orders or otherwise arranges transactions. An Advisory Person or Access Person of the Trust does not include an employee, director, officer or general partner of the Manager, any Sub-adviser or the Distributor where such company has adopted pursuant to Section VI hereof a code of ethics satisfactory to the Board of Trustees of the Trust which contains provisions reasonably necessary to prevent its Advisory Persons from engaging in any act, practice or course of business prohibited by Rule 17j-1(a) under the Act and which subjects such persons to securities transactions pre-clearance requirements and securities transaction reporting requirements, so long as such person complies with Section VI of this Code.

II.  Exempted Transactions
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     The prohibitions of Section III of this Code shall not apply to the following transactions by Access Persons:

          (1) Purchases or sales effected for any account over which the Access Person has no direct or indirect influence or control.

          (2) Purchases or sales of Securities which are not eligible for purchase or sale by the Trust, as determined by reference to the Act and regulations thereunder, the investment objectives and policies and investment restrictions of the Trust, undertakings made to regulatory authorities, and other policies adopted from time to time by the Trust.

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          (3)  Purchases or sales which are nonvolitional on the part of the
               Access Person or the Trust, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

          (4) Purchases which are either made solely with the dividend proceeds received in a dividend reinvestment plan or are part of an automatic payroll deduction plan, whereby an employee purchases Securities issued by an employer.

          (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
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               the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (6) Transactions which appear to present no reasonable likelihood of harm to the Trust, which are otherwise in accordance with Rule 17j-1 under the Act, and which the Designated Supervisory Person or his designee has authorized in advance.

          (7) Transactions which the Disinterested Trustees, after consideration of all the facts and circumstances, determine to have not been fraudulent, deceptive or manipulative as to the Trust.

III. Prohibited Purchases and Sales
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     (A)       No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Trust:

          (1)  employ any device, scheme or artifice to defraud the Trust;

          (2) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

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          (4)  engage in any manipulative practice with respect to the
               Trust.

     (B) In this connection, subject to the exceptions stated in Section II of this Code, it shall be impermissible for any Access Person to purchase or sell, directly or indirectly, any Security (or any option to purchase or sell such Security) in which he or she had, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

          (1)  is being considered for purchase or sale by the Trust; or

          (2)  is being purchased or sold by the Trust.

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IV.  Pre-Clearance for IPO's and Limited Offerings
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     (A)  Advisory Persons must obtain approval from the Designated Supervisory
          Person of the Trust before directly or indirectly acquiring beneficial ownership in any securities in an IPO or a Limited Offering.

V.   Reporting

     (A) All Access Persons (unless specifically exempted under the provisions of this Code) shall file with the Designated Supervisory Person a written report with respect to such Person's transactions in connection with any Security within:

          (1)  10 days after becoming an Access Person (an "Initial Report");

          (2) 10 days of the end of each calendar quarter (a "Quarterly Report"); and

          (3) 30 days after the end of the Trust's fiscal year (an "Annual Report").

     (B) A Disinterested Trustee of the Trust need only report a transaction if, at the time of that transaction, such Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction by the Trustee, such Security is or was purchased or sold by the Trust or was being considered by the Trust or the Manager or Sub-adviser for purchase or sale by the Trust. (The "should have known" standard implies no duty of inquiry, does not presume that there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed in meeting the Trust's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Trust's portfolio holdings, market considerations or the Trust's investment policies, objectives and restrictions.)

     (C) The requirement to file an Initial or Annual report is not conditioned on any particular transaction or series of transactions. The Initial Report and Annual Report shall contain the following information: (for an Initial Report, such information must be current as of a date no more than 10 days after the person became an Access Person. For an Annual Report, such information must be current as of a date

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          no more than 30 days before the Annual Report is submitted.)

          (1) The title, number of shares, and principal amount of each Security in which the person filing the report had any direct or indirect Beneficial Ownership;

          (2) The name of any broker, dealer, or bank with whom the person filing the report maintains an account that contains any Securities that are held for the direct or indirect benefit of the person filing the report; and

          (3)  The date of the Annual Report.

     (D) An Access Person that is required to file a Quarterly Report may satisfy this requirement by providing the Designated Supervisory Person with copies of confirmations and periodic (monthly/quarterly) brokerage account statements; provided, however, that information provided by the Access Person in lieu of the Quarterly Report must contain the information otherwise required by the Quarterly Report.

     (E) Every Quarterly Report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (1) The date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Sections II(2)-
               (7) which is relied upon;

          (3)  The price at which the transaction was effected;

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (5)  The date of the Quarterly Report.

          For periods in which no transactions covered under the Code were effected, the Quarterly Report shall contain a representation to that effect.

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     (F)  The making of any report required hereunder shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of
          Section III(A) hereof.

VI.  Review and Enforcement
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     (A)  Review
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          (1)  Each report described above or, in lieu of the Quarterly Report, the information described in Section (V)(D), shall be delivered to the appropriate Designated Supervisory Person. The Designated Supervisory Person shall cause the reported personal Securities transactions to be compared with completed and contemplated portfolio transactions of the Trust to determine whether any transactions (each a "Reviewable Transaction") listed in Section
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               III may have occurred. Such review shall be conducted within 14 days of the end of each quarter or as soon as practicable thereafter. The Designated Supervisory Person shall maintain such records of this review as may be required under Rule 17j-1, as such rule may be amended from time to time.

          (2) If the Designated Supervisory Person determines that a Reviewable Transaction may have occurred, he or she shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section II. Before making any determination that a violation has been committed by an individual, the Designated Supervisory Person shall give such person an opportunity to supply additional information regarding the transaction in question.

     (B)  Enforcement
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          (1)  If the Designated Supervisory Person determines that a violation of this Code may have occurred, he or she shall promptly report the possible violation to the Trustees of the Trust, who, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they

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               consider appropriate, which sanctions may include, among others, a letter of censure, suspension of the right to trade for his or her own account or suspension or termination of the employment of the violator.

          (2) No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a Securities transaction of the Designated Supervisory Person is under consideration, a Trustee or other officer of the Trust designated for the purpose by the vote of the Trustees of the Trust, shall act in all respects in the manner prescribed herein for the Designated Supervisory Person.

VII. Alternate Code of Ethics
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     (A)  The Manager, each Sub-adviser and the Distributor shall be bound by the requirements of this Code of Ethics of the Trust, except that the Manager, any Sub-adviser, or the Distributor shall:

          (1) Submit to the Board of Trustees of the Trust (the "Board") for its review a copy of each Code of Ethics applicable to persons involved with the management of the Trust adopted by such entity pursuant to Rule 17j-1 under the Act; and

          (2) Promptly submit any proposed material amendments to such Code to the Board for its approval.

     (B) In the event a Manager, any Sub-adviser or the Distributor submits a Code of Ethics which it has adopted and is approved by the Board, the Manager, any Sub-adviser or the Distributor, as the case may be, shall:

          (1) Promptly furnish to the Board upon request at any time and no less frequently than once during each fiscal year of the Trust, copies of any reports made pursuant to such Code by any person who would, except for the provisions of the final paragraph of
               Section I hereof, be defined as an Advisory Person or Access Person as to the Trust; and

          (2) Immediately furnish to the Trust, without request, all material information regarding any violation of such Code by any person who would, except for the

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               provisions of the final paragraph of Section I hereof, be defined as an Advisory Person or Access Person as to the Trust.

VIII.  Records
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       (A)     The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives by the Securities and Exchange Commission.

               (1) A copy of this Code and any other Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

               (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

               (3) A copy of each report made pursuant to this Code, including, copies of the information described in Section (V)(D), by any Access Person shall be preserved by the Trust for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

               (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

               (5) A copy of any decision by the Trust, and the reasoning behind such decision, to approve the acquisition of securities described in Section III (C) for a period of not less than five years from the end of the fiscal year, in which such decision is made, the first two years in an easily accessible place.

       (B)     Confidentiality
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               All reports of Securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except as regards appropriate

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               examinations by representatives of the Securities and Exchange
               Commission.

IX.  Amendment;  Interpretation of Provisions
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     The Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

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